EXHIBIT 10.22
                                 TRUST AGREEMENT

         THIS TRUST AGREEMENT (this "Agreement") is made and entered into as of December 16, 1996 by and between First Mercury Insurance Company, an Illinois insurance corporation ("Grantor"), and LaSalle National Trust, N.A. ("Trustee"). Grantor and Trustee are hereinafter each sometimes referred to individually as a "Party" and collectively as the "Parties."

         WHEREAS, Grantor; Grantor's 100% parent corporation, First Mercury Syndicate, Inc. (the "Syndicate"); the Illinois Insurance Exchange, an Illinois not-for-profit corporation operating as an insurance exchange pursuant to
Article V 1/2 of the Illinois Insurance Code (the "IIE"); the Illinois Insurance Exchange Immediate Access Security Association, an Illinois not-for-profit corporation created pursuant to Section 107.26 of the Illinois Insurance Code (the "IASA"); and the Illinois Insurance Exchange Guaranty Fund, Inc., an Illinois not-for-profit corporation created pursuant to Section 15.A.1. of the IIE Regulations (the "Guaranty Fund"); have entered into a Withdrawal Agreement dated November 7, 1996 (the "Withdrawal Agreement"), pursuant to which the Syndicate has agreed to withdraw as an active syndicate on the IIE;

         WHEREAS, pursuant to the terms of the Withdrawal Agreement, the Syndicate will merge with and into Grantor, with Grantor begin the surviving entity (the "Merger"), thereby resulting in Grantor assuming all of the liabilities and obligations of the Syndicate;

         WHEREAS, pursuant to the terms of the Withdrawal Agreement, Grantor has agreed to establish a trust fund (the "Trust Fund") for the payment of claims, allocated loss adjustment expenses and return premiums with respect to policies issued and reinsurance agreements entered into by the Syndicate;

         WHEREAS, Trustee has agreed to act as Trustee hereunder, and to hold certain assets in trust in the Trust Fund for the benefit of the Beneficiaries (as defined in Section 1 below); and

         WHEREAS, this Agreement is made for the purpose of setting forth the duties and powers of Trustee with respect to the Trust Fund.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties hereby agree as follows:

         Section 1. BENEFICIARIES.

         (A) The Trust Fund shall be established in order to ensure the satisfaction of the obligations (i) of the Syndicate to its policyholders and reinsureds and of Grantor, as the surviving entity in the Merger, to the Syndicate's policyholders and reinsureds, and (ii) to Claimants (as defined in Section 12 below) under policies issued and reinsurance agreements entered into by the Syndicate (the "Beneficiaries"). In the event that the Guaranty Fund or the IASA is required, pursuant to a final non-appealable order of a court of competent jurisdiction or a settlement agreement consented to by such a court, to pay a claim under a policy issued or reinsurance agreement entered into by the Syndicate, the Guaranty Fund and the IASA shall be Beneficiaries of the Trust Fund solely to the extent of the losses, costs and expenses incurred by either such entity in connection with such a claim.

         (B) The Beneficiaries shall have no right to cause any Assets (as defined in Section 2(B) below) or Investment Income (as defined in Section 4(B) below) to be withdrawn or distributed from the Trust Fund, such right being expressly reserved hereunder to Grantor or to any liquidator, conservator or rehabilitator appointed to liquidate or manage the affairs of Grantor.

         (C) Grantor shall be deemed a Beneficiary of the Trust Fund to the extent of the portion of Investment Income to which it is entitled under Section 4(B) hereof and to the extent of the Assets and Investment Income which the Grantor is permitted to withdraw in accordance with the terms of Sections 3.2(D) and (E) of the Withdrawal Agreement.

         Section 2. DEPOSIT OF ASSETS TO THE TRUST FUND.

         (A) Grantor shall establish the Trust Fund and Trustee shall administer the Trust Fund in its name as Trustee for the Beneficiaries. The Trust Fund shall be subject to withdrawal solely as provided herein.

         (B) Grantor shall transfer to Trustee, for deposit to the Trust Fund, the assets listed in Exhibit A hereto, and may transfer to Trustee, for deposit to the Trust Fund, such other assets as it from time to time may desire (each such asset actually received in the Trust Fund is herein referred to individually as an "Asset" and collectively as the "Assets"). The Assets shall consist only of cash (United States legal tender) and Eligible Securities (as defined in Section 12 below).

         (C) Grantor hereby represents and warrants that all Assets transferred by Grantor to Trustee for deposit to the Trust Fund consist only of cash and Eligible Securities.

         Section 3. WITHDRAWAL OF ASSETS FROM THE TRUST FUND.

         (A) Grantor shall have the right, at any time and from time to time, to withdraw from the Trust Fund, upon one (1) Business Day's written notice to Trustee in the form of Exhibit B (the "Withdrawal Notice"), such Assets as are specified in such Withdrawal Notice. The Withdrawal Notice must be executed on behalf of Grantor by Jerome M. Shaw, Richard H. Smith or William S. Weaver, and may designate a third party (the "Designee") to whom Assets specified therein shall be delivered. Grantor need present no statement or document in addition to a Withdrawal Notice in order to withdraw any Assets, nor is such right of withdrawal or any other provision of this Agreement subject to any conditions or qualifications not contained in this Agreement.

         (B) Upon receipt of a Withdrawal Notice, Trustee shall immediately take any and all action necessary to transfer the Assets specified in such Withdrawal Notice and shall deliver such Assets as soon as reasonably possible, but in no event later than five (5) Business Days, to or for the account of Grantor or such Designee as specified in such Withdrawal Notice.

         (C) Subject to Sections 1, 3, 5 and 11 of this Agreement, in the absence of a Withdrawal Notice, Trustee shall allow no substitution or withdrawal of any Asset from the Trust Fund.

         (D) Trustee shall have no responsibility whatsoever to determine that any Assets withdrawn from the Trust Fund pursuant to this Section 3 will be used and applied in the manner contemplated by Section 4 of this Agreement.

         Section 4. APPLICATION OF ASSETS. Grantor hereby covenants to the IIE that Grantor shall use and apply any withdrawn Assets, without diminution because of the conservation, rehabilitation or insolvency of the Grantor, for the following purposes only:

         (A) to pay claims made by and owed to policyholders and reinsureds of the Syndicate and Claimants under policies issued by the Syndicate, and the allocated loss adjustment expenses, if any, associated with each such claim;

         (B) to release to the Grantor such Assets and such amounts equal to all cumulative interest, dividends and other earnings (including net realized capital gains) received by Trustee with respect to the Assets (the "Investment Income"), subject to Section 9 herein and as are permitted to be withdrawn pursuant to Sections 3.2(D) and (E) of the Withdrawal Agreement, either as a result of an actuarial analysis or the termination of the Trust Fund as described therein; and

         (C) where Grantor has received a Termination Notice (as defined in Section 11 below) pursuant to Section 11 of this Agreement, to withdraw all remaining Assets.

         Section 5. REDEMPTION, INVESTMENT AND SUBSTITUTION OF ASSETS.

         (A) Trustee shall surrender for payment all maturing Assets and all Assets called for redemption and shall deposit the principal amount of the proceeds of any such payment to the Trust Fund. The principal amount of such proceeds shall be invested in accordance with Section 5(B) of this Agreement.

         (B) From time to time, at the written order and direction of Grantor, Trustee shall invest Assets in the Trust Fund only in cash or Eligible Securities. Absent such order and direction, Trustee shall invest Assets in U.S. treasury bills with a maturity of no more than ninety (90) days.

         (C) From time to time, Grantor may direct Trustee to substitute Eligible Securities for other Eligible Securities held in the Trust Fund at such time, provided such substitute securities are equal in market value to the Eligible Securities substituted. One (1) Business Day's notice shall be given to Trustee by Grantor prior to any substitution. Trustee shall have no responsibility whatsoever to determine the value of such substituted securities or that such substituted securities constitute Eligible Securities.

         (D) All investments and substitutions of securities referred to in Sections 5(B) and (C) shall be in compliance with the definition of "Eligible Securities" in Section 12 of this Agreement and as set forth in Exhibit C hereto. Trustee shall have no responsibility whatsoever to determine that any Assets in the Trust Fund are or continue to be Eligible Securities. Any instruction or order concerning such investments or substitutions of securities shall be referred to herein as an "Investment Order." Trustee shall execute or arrange for the execution of Investment Orders and shall settle or arrange for the settlement of securities transactions, and Trustee shall promptly notify Grantor if Trustee is unable to do so.

         (E) Subject to the order and direction of Grantor, Trustee shall not be prohibited from investing in any mutual fund or other obligation for which Trustee or any of its Affiliates may receive compensation.

         (F) Any loss incurred from any investment pursuant the terms of this
Section 5 shall be borne exclusively by the Trust Fund. Trustee shall not be liable for any loss due to changes in market rates or penalties for early redemption.

         Section 6. INVESTMENT INCOME. All Investment Income received with respect to Assets in the Trust Fund shall be deposited by Trustee, subject to deduction of Trustee's compensation and expenses as provided in Section 9 of this Agreement, in the Trust Fund. When deposited in the Trust Fund, such Investment Income shall be considered Assets in the Trust Fund to be invested according to the provisions of Section 5 above.

         Section 7. RIGHT TO VOTE ASSETS. Trustee shall forward to Grantor (i) all annual and interim stockholder or debtholder reports received with respect to Assets in the Trust Fund, and (ii) all proxies and proxy materials relating to the Assets in the Trust Fund pursuant to Trustee's regular policies. Grantor shall have the full and unqualified right to vote any Assets in the Trust Fund.

         Section 8. ADDITIONAL RIGHTS AND DUTIES OF TRUSTEE.

         (A) Trustee shall notify Grantor in writing within five (5) Business Days following each deposit to, or withdrawal from, the Trust Fund.

         (B) Trustee may deposit any Assets in the Trust Fund in a book-entry account maintained at the Federal Reserve Bank of Chicago or in depositories such as the Depository Trust Company. Assets may be held in the name of a nominee maintained by Trustee or by any such depository.

         (C) Trustee shall accept and open all mail directed to Grantor or the Beneficiaries in care of Trustee.

         (D) Trustee shall furnish to Grantor and to the IIE a statement of all Assets in and transactions occurring with respect to the Trust Fund upon the inception of the Trust Fund and at the end of each calendar month thereafter.

         (E) Upon the request of Grantor or the IIE, Trustee shall promptly permit Grantor, the IIE or their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, during Trustee's normal business hours, any books, documents, papers and records relating to the Trust Fund or the Assets.

         (F) Trustee is authorized to follow and rely upon all instructions given by officers named in incumbency certificates furnished to Trustee from time to time by Grantor, and by attorneys-in-fact acting under written authority furnished to Trustee by Grantor, including, without limitation, instructions given by letter, facsimile transmission or electronic media, if Trustee believes such instructions to be genuine and to have been signed, sent or presented by the proper party or parties. Trustee shall not incur any liability to anyone resulting from actions taken by Trustee in reliance in good faith on such instructions. Trustee shall not incur any liability in executing instructions
(i) from any officer of Grantor named in an incumbency certificate delivered hereunder prior to receipt by Trustee of a more current certificate, or (ii) from an attorney-in-fact prior to receipt by Trustee of notice of the revocation of the written authority of the attorney-in-fact.

         (G) The duties and obligations of Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended. Trustee shall only be liable for its own negligence, willful misconduct or lack of good faith.

         (H) No provision of this Agreement shall require Trustee to take any action which, in Trustee's reasonable judgment or upon advice of counsel, would result in any violation of this Agreement or any provision of law.

         Section 9. TRUSTEE'S COMPENSATION, EXPENSES AND INDEMNIFICATION. Grantor shall pay Trustee, as compensation for its services under this Agreement, a fee computed at rates determined by Trustee from time to time and agreed to in writing by Grantor. The current fee schedule is attached hereto as EXHIBIT F. Grantor shall pay or reimburse Trustee for all of Trustee's expenses and disbursements in connection with its duties under this Agreement (including attorneys' fees and expenses), except any such expense or disbursement as may arise from Trustee's negligence, willful misconduct or lack of good faith. Trustee shall be entitled to deduct its compensation and expenses from payments of Investment Income with respect to the Assets held in the Trust Fund as provided in Section 6 of this Agreement. To the extent that Trustee's compensation and expenses are not covered by such income, Grantor shall pay such deficiency to Trustee from funds other than Assets in the Trust Fund. Grantor also hereby indemnifies Trustee for, and holds it harmless against, any loss, liability, costs or expenses (including attorneys' fees and expenses) incurred or made without negligence, willful misconduct or lack of good faith on the part of Trustee, arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, including any loss, liability, costs or expenses arising out of or in connection with the status of Trustee and its nominee as the holder of record of the Assets. No such reimbursement or indemnification payments shall be made from Assets in the Trust Fund. Grantor hereby acknowledges that the foregoing indemnities shall survive the resignation of Trustee or the termination of this Agreement.

         Section 10. RESIGNATION OR TERMINATION OF TRUSTEE.

         (A) Trustee may resign or be terminated at any time by giving not less than thirty (30) days' written notice thereof to the other Party and to the IIE, such resignation or termination to become effective on the acceptance of appointment by a successor trustee and the transfer to such successor trustee of all Assets and Investment Income in the Trust Fund in accordance with Section 10(B).

         (B) Upon receipt of Trustee's notice of resignation or delivery of Grantor's notice of termination, Grantor shall appoint a successor trustee and shall so notify the IIE. Any successor trustee shall be qualified to administer trusts under the Illinois Corporate Fiduciary Act (205 ILCS 620/1-1 et seq.) and shall not be a Parent, Subsidiary or Affiliate of Grantor. Upon the acceptance of the appointment as trustee hereunder by a successor trustee and the transfer to such successor trustee of all Assets and Investment Income in the Trust Fund, the resignation of Trustee shall become effective. Thereupon, such successor trustee shall succeed to and become vested with all the rights, powers, privileges and duties of Trustee, and Trustee shall be discharged from any future duties and obligations under this Agreement, but Trustee shall continue after its resignation to be entitled to the benefits of the indemnities provided herein for Trustee.

         Section 11. TERMINATION OF THE TRUST FUND.

         (A) The Trust Fund and this Agreement, except for the indemnities provided herein, may be terminated only after (i) Grantor has given Trustee written notice of its intention to terminate the Trust Fund in the form of EXHIBIT D (the "Notice of Intention"), and (ii) Trustee has given Grantor and the IIE the written notice specified in Section 11(B). The Notice of Intention shall specify the date on which Grantor intends the Trust Fund to terminate (the "Proposed Date").

         (B) Within ten (10) Business Days following receipt by Trustee of the Notice of Intention, Trustee shall give written notification in the form of EXHIBIT E (the "Termination Notice") to Grantor and the IIE of the date (the "Termination Date") on which the Trust Fund shall terminate. The Termination Date shall be (i) the Proposed Date (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is at least thirty (30) days but no more than forty-five (45) days subsequent to the date the Termination Notice is given; (ii) thirty (30) days subsequent to the date the Termination Notice is given (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is fewer than 30 days subsequent to the date the Termination Notice is given; or (iii) forty-five (45) days subsequent to the date the Termination Notice is given (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is more than forty-five (45) days subsequent to the date the Termination Notice is given.

         (C) On the Termination Date, Trustee shall transfer to Grantor any Assets and Investment Income remaining in the Trust Fund, at which time all liability of Trustee with respect to such Assets and Investment Income shall cease.

         Section 12. DEFINITIONS. Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both such forms of such term are used in this Agreement):

         The term "Affiliate" with respect to any corporation shall mean a corporation which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such corporation. The term "control" (including with related terms "controlled by" and "under common control with") shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting stock of a corporation.

         The term "Business Day" shall mean any day on which the offices of Trustee in Chicago, Illinois are open for business.

         The term "Claimant" shall mean any Person suffering injury or damage for which a Person insured under a policy issued or reinsurance agreement entered into by the Syndicate is legally liable.

         The term "Eligible Securities" shall mean and include only those investments or categories of investments described in EXHIBIT C hereto; provided, however, that no such securities shall have been issued by a Parent, Subsidiary or Affiliate of Grantor.

         The term "Person" shall mean and include any individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or government or political subdivision thereof.

         The term "Parent" shall mean a Person that, directly or indirectly, controls another Person.

         The term "Subsidiary" shall mean a Person controlled, directly or indirectly, by another Person.

         Section 13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

         Section 14. REMEDIES. Except as otherwise provided in this Agreement, upon the occurrence of a breach by any Party, the affected Party shall be entitled to any and all rights and remedies which it may have at law or in equity, including, but not limited to, the equitable remedies of specific performance and injunctive relief. If a Party is successful in litigation brought to enforce any rights hereunder, it shall be entitled to recover reasonable attorneys' fees and costs attributable thereto.

         Section 15. EXHIBITS. Each of the exhibits referred to in or and attached to this Agreement is incorporated herein and made a part hereof by reference with the same effect as if set forth herein at length.

         Section 16. SUCCESSORS. The rights, duties and obligations set forth herein shall inure to the benefit of and be binding upon the Parties and their past, present and future officers, directors, employees, agents, representatives, attorneys, receivers, successors and assigns.

         Section 17. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were amended and reformed so as to make it valid and enforceable to the maximum extent permitted under law and within the general intent of the original provision.

         Section 18. HEADINGS. Section headings are included in this Agreement for convenience only and shall not affect the meaning or interpretation of this Agreement.

         Section 19. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement, and the Withdrawal Agreement and exhibits referred to in or attached to this Agreement, constitute the entire agreement of the Parties with respect to the subject matter hereof, and unless otherwise stated herein, supersede any previous agreements, whether oral or written, regarding the subject matter hereof. This Agreement may be amended only by a written instrument signed by the Parties.

         Section 20. ASSIGNMENT. This Agreement and the rights and obligations of the Parties hereunder shall not be assignable without the prior written consent of all of the Parties.

         Section 21. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law.

         Section 22. WAIVER. No restriction, condition, obligation or provision contained in this Agreement shall be deemed to have been abrogated or waived by reason of any failure to enforce the same, irrespective of the number of violations or breaches thereof that may occur.

         Section 23. NOTICES. Any notice which a Party may desire or be required to give to another Party shall be in writing, addressed to the Party at its address set forth below or at such other location as such Party may have designated by notice in writing in accordance herewith, and shall be deemed given on the earlier of: (a) actual receipt, if and when personally delivered or received by facsimile; (b) the Business Day after being placed for delivery by a nationally recognized overnight courier; or (c) on the third (3rd) Business Day after being deposited in the United States registered or certified mail, postage prepaid, return receipt requested:

                  (A) To Grantor:            First Mercury Insurance Company
                                             29621 Northwestern Highway
                                             P.O. Box 5096
                                             Southfield, Michigan  48086
                                             Attn: Richard H. Smith

                      with a copy to: Katten Muchin & Zavis
                                             525 West Monroe Street
                                             Suite 1600
                                             Chicago, Illinois   60661-3693
                                             Attn: Richard M. Seligman, Esq.

                  (B) To Trustee:            LaSalle National Trust, N.A.
                                             135 South LaSalle Street
                                             Chicago, Illinois   60603
                                             Attn: Corporate Trust Department

                  (C) To the IIE:            Illinois Insurance Exchange
                                             311 South Wacker Drive
                                             Suite 400
                                             Chicago, Illinois  60606
                                             Attn: Gerald F. Murray, Esq.

                      with a copy to:  First Mercury Insurance Company
                                             29621 Northwestern Highway
                                             P.O. Box 5096
                                             Southfield, Michigan  48086
                                             Attn: Richard H. Smith

         Section 24. THIRD PARTY BENEFICIARIES. The IIE shall be a third party beneficiary of this Agreement. Other than the IIE, no Person other than the Parties and their successors shall have any right to enforce or seek enforcement of this Agreement.

         Section 25. RECITALS. The recitals and prefatory phrases and paragraphs set forth above are incorporated in full in this Agreement.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                    FIRST MERCURY INSURANCE COMPANY


                                    By: /s/ Richard H. Smith
                                        ---------------------------------------
                                        Richard H. Smith, President


                                    LASALLE NATIONAL TRUST, N.A.


                                    By: /s/ Diane Swanson
                                        ---------------------------------------
                                        Diane Swanson, Assistant Vice President

Acknowledged and Accepted:

ILLINOIS INSURANCE EXCHANGE

By:   /s/ Gerald F. Murray
      --------------------------
Name: Gerald F. Murray
      --------------------------
Its:  Esquire
      --------------------------

       Exhibit A to Trust Agreement dated December 16, 1996 by and between

                         FIRST MERCURY INSURANCE COMPANY

                                       and

                          LASALLE NATIONAL TRUST, N.A.

                   List of Assets Deposited to the Trust Fund

       Exhibit B to Trust Agreement dated December 16, 1996 by and between

                         FIRST MERCURY INSURANCE COMPANY

                                       and

                          LASALLE NATIONAL TRUST, N.A.

                                Withdrawal Notice

         In accordance with Section 3 of the Trust Agreement dated December 16, 1996 by and between First Mercury Insurance Company and LaSalle National Trust, N.A., and in compliance with the provisions of the Trust Agreement, please transfer the following Assets to the following account or Designee:

         Assets                 Grantor Account or Designee to Receive Assets
         ------                 ---------------------------------------------

                                FIRST MERCURY INSURANCE COMPANY


                                By:   ___________________________
                                Name: ___________________________
                                Its:  ___________________________

       Exhibit C to Trust Agreement dated December 16, 1996 by and between

                         FIRST MERCURY INSURANCE COMPANY

                                       and

                          LASALLE NATIONAL TRUST, N.A.

                          List of Eligible Investments

         Investments described in Sections 125.1a through and including Section 125.14a, and publicly traded investments described in Section 125.15b, of the Illinois Insurance Code. The above sections of the Illinois Insurance Code are attached hereto.

       Exhibit D to Trust Agreement dated December 16, 1996 by and between

                         FIRST MERCURY INSURANCE COMPANY

                                       and

                          LASALLE NATIONAL TRUST, N.A.

                               Notice of Intention

         In accordance with Section 11(A) of the Trust Agreement dated December 16, 1996 by and between First Mercury Insurance Company and LaSalle National Trust, N.A., this letter shall constitute written notice of Grantor's intention to terminate the Trust Fund (the "Notice of Intention," as defined in such Trust Agreement). Grantor intends the Trust Fund to terminate on [date].


                                        FIRST MERCURY INSURANCE COMPANY


                                        By:   ___________________________
                                        Name: ___________________________
                                        Its:  ___________________________

       Exhibit E to Trust Agreement dated December 16, 1996 by and between

                         FIRST MERCURY INSURANCE COMPANY

                                       and

                          LASALLE NATIONAL TRUST, N.A.

                               Termination Notice

         In accordance with Section 11(B) of the Trust Agreement dated December 16, 1996 by and between First Mercury Insurance Company and LaSalle National Trust, N.A., this letter shall constitute the Termination Notice, as such term is defined in such Trust Agreement. Please be advised that the date on which the Trust Fund shall terminate (the "Termination Date," as defined in such Trust Agreement) shall be [date].


                                        LASALLE NATIONAL TRUST, N.A.


                                        By:   ___________________________
                                        Name: ___________________________
                                        Its:  ___________________________

       Exhibit F to Trust Agreement dated December 16, 1996 by and between

                         FIRST MERCURY INSURANCE COMPANY

                                       and

                          LASALLE NATIONAL TRUST, N.A.

                                  Fee Schedule

                      The fee schedule is attached hereto.